EXHIBIT 5.1

                          NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

               TELEPHONE: 617-439-2000     FACSIMILE: 617-973-9748

CAPE COD OFFICE                                              DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS                                         (617) 439 - 2623


                                 July 17, 1996



PhyMatrix Corp.
777 South Flagler Drive
West Palm Beach, FL 33401

Gentlemen:

         Reference is made to that certain Registration Statement on Form S-1 (the "Registration Statement"), which PhyMatrix Corp., a Delaware corporation (the "Company"), is filing on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the resale of up to $100,000,000 aggregate principal amount of the Company's 6 3/4% Convertible Subordinated Debentures due 2003 (the "Debentures") by the holders thereof, and the resale of up to 3,546,099 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), issuable upon the conversion of the Debentures by holders of Debentures who did not purchase such Debentures pursuant to the Registration Statement.

         We have acted as counsel for the Company in connection with the Registration Statement. We have examined original or certified copies of the Restated Certificate of Incorporation of the Company, the Company's By-laws, the Indenture under which the Debentures were issued, the corporate records of the Company to the date hereof, certificates of public officials and such other documents, records and materials as we have deemed necessary in connection with this opinion letter. Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, directors and agents, we are of the opinion that: (i) the Debentures constitute binding obligations of the Company to the holders thereof; and (ii) the shares of Common Stock to be issued by the Company from time to time upon the conversion of Debentures, when issued under the terms of said Indenture, will be duly and validly issued, fully paid and non-assessable.

         We understand that this opinion letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement as so amended, and to the reference to our firm in the

NUTTER, MCCLENNEN & FISH, LLP

PhyMatrix Corp.
July 17, 1996
Page 2



Prospectus under the heading "Legal Matters." It is understood that this opinion letter is to be used in connection with the resale of the aforesaid Debentures and shares of Common Stock only while the Registration Statement is effective and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.


                            Very truly yours,

                            /s/ Nutter, McClennen & Fish, LLP

                            NUTTER, McCLENNEN & FISH, LLP

JED/MRD

267650_1.WP6